Exhibit 99.1

Range Impact Reports 1Q 2025 Financial Results

Cleveland, Ohio – May 15, 2025 – Range Impact, Inc. (OTCQB: RNGE) (“Range Impact” or the “Company”), a public impact investing company dedicated to acquiring, reclaiming and repurposing mine sites in Appalachia, reports its results for the first quarter ended March 31, 2025.

Range Impact’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2025 was filed with the Securities and Exchange Commission on May 15, 2025 and is available for viewing at https://rangeimpact.com/investors/. Since the information provided in this press release is limited to selected financial and operational information, shareholders and interested parties are encouraged to read the Company’s full Form 10-Q available on its website.

Michael Cavanaugh, Range Impact’s CEO, states, “Our first quarter results include the Company’s first major mine complex acquisition, which marks a transformative moment for Range Impact and its shareholders.” Cavanaugh added, “Our team is focused on executing our unique reclamation and repurposing strategy at our new Fola mine, while concurrently evaluating a growing pipeline of additional mine acquisition opportunities in Appalachia to quickly gain meaningful scale and create shareholder value through acquisitive growth.”

Business and Financial Highlights of the First Quarter 2025

○	Acquired approximately 120,000 acres of real property interests associated with the Fola Mine Complex in West Virginia, and recorded additional land value of $51.6 million comprised of $8.5 million of appraised land value and $43.1 million of capitalized asset retirement costs

○	Acquired 15 mining permits and assumed responsibility for an additional 21 mining permits at the Fola Mine Complex with an estimated asset retirement obligation of approximately $43.1 million

○	Assumed two coal royalty agreements that provide monthly royalty payments that the Company plans to use to fund a portion of the expenses associated with the reclamation and repurposing of the Fola Mine Complex

○	Acquired the landlord’s interest in a 1,500-acre solar lease with a large multi-national solar developer at the Fola Mine Complex that, if the solar project is constructed as proposed, would represent one of the largest solar projects in Appalachia

○	Streamlined operations as the Company transitions to a variable-cost operating model to perform land reclamation and water restoration

○	Increased stockholders’ equity from $834,405 to $6,538,522 as of March 31, 2025 primarily due to a bargain purchase gain of $5,602,484 associated with the Fola Mine Complex acquisition

About Range Impact, Inc.

Headquartered in Cleveland, Ohio, Range Impact is a public company (OTC: RNGE) dedicated to improving the health and wellness of people and the planet through a novel and innovative approach to impact investing. Range Impact owns and operates several complementary operating businesses focused on developing long-term solutions to environmental, social, and health challenges, with a particular focus on acquiring, reclaiming and repurposing mine sites and other undervalued land in economically disadvantaged communities throughout Appalachia. Range Impact takes an opportunistic approach to impact investing by leveraging its competitive advantages and looking at solving old problems in new ways. Range Impact seeks to thoughtfully allocate its capital into strategic opportunities that are expected to make a positive impact on the people-planet ecosystem and generate strong investment returns for its shareholders.

Notice Regarding Forward-Looking Statements

This press release contains “forward-looking statements” as that term is defined in Section 27(a) of the Securities Act of 1933, as amended and Section 21(e) of the Securities Exchange Act of 1934, as amended. Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Although we believe that these statements are based on reasonable assumptions, they are subject to numerous factors that could cause actual outcomes and results to be materially different from those indicated in such statements. Such factors include, among others, the inherent uncertainties associated with new projects, changes in business strategy and new lines of business. These forward-looking statements are made as of the date of this press release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that any beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that any such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our annual report on Form 10-K for the most recent fiscal year, our quarterly reports on Form 10-Q and other periodic reports filed from time-to-time with the Securities and Exchange Commission.

Range Impact, Inc.

Investor Relations

P: +1 (216) 304-6556

E: ir@rangeimpact.com

W: www.rangeimpact.com